Exhibit 99.1

Alexander & Baldwin, Inc. Real Estate Supplement As of and for the Years Ended December 31, 2014 and 2013 (unaudited)

ABOUT THIS SUPPLEMENT This periodic Supplement is designed to provide current and potential shareholders of Alexander & Baldwin, Inc. with addition al information regarding the Company’s Real Estate operating segments. This information is supplemental to and does not replace the informat ion provided to shareholders in the Company’s periodic filings with the Securities and Exchange Commission. The information contained in this Supplement is unaudited and should be read in conjunction with the Company’s quarterly and ann ual reports and other filings with the Securities and Exchange Commission. The Company intends to provide periodic updates to the informa tio n contained herein, but is not required, and undertakes no obligation, to revise or update forward - looking statements or any factors that ma y affect actual results, whether as a result of new information, future events, or circumstances occurring after the dates on the cover of th is Supplement. Feedback and suggestions regarding the contents of this Supplement are welcomed, and should be directed to Suzy P. Hollinger, Di rector, Investor Relations, via telephone at (808) 525 - 8422 or via email to shollinger@abinc.com. 2

INDEX TO REAL ESTATE SUPPLEMENT (Unaudited) As of Years Ended December 31, 2014 and 2013 Forward - Looking Statements 5 Basis of Presentation 5 Periodic Updates 6 About the Company 7 Landholdings 10 Landholdings 10 Landholdings by Geographic Location (Table 1) 11 Landholdings Under Joint Venture Development (Table 2) 11 Landholdings by Type and Location (Table 3) 12 A&B Ag Zoned Land Sales Data – Maui and Kauai – 2008 to 2014 (Table 4) 13 Real Estate Development & Sales 14 Segment Strategy and Operations 15 Real Estate Development & Sales Overview (Table 5) 16 Reconciliation of Acreage Under Development (Table 5) to Landholdings (Table 3) (Table 6) 18 Active Planning and Development Project Information Sheets 19 Future Development Project Summaries 29 Entitlement Activity 30 3

INDEX TO REAL ESTATE SUPPLEMENT (Unaudited) As of Years Ended December 31, 2014 and 2013 Real Estate Leasing 31 Segment Strategy and Operations 32 Asset Descriptions and Statistics 35 Property Detail – Hawaii (Table 7) 35 Property Detail – Mainland ( Table 8) 37 Comparable % Occupancy Data by Geographic Region and Asset Class (Table 9) 38 Weighted Average Gross Leasable Area by Geographic Region and Asset Class (Table 10) 38 Occupancy Trend Analysis - Last Five Quarters (Table 11) 38 Real Estate Leasing Net Operating Income (NOI) (Table 12) 39 Real Estate Leasing Same Store NOI (Table 13) 39 Statement on Management’s Use of Non - GAAP Financial Measures 40 Reconciliation of Real Estate Leasing Operating Profit to NOI and Same Store NOI (Non - GAAP) (Table 14) 40 Portfolio Acquisitions and Dispositions 41 2014 and 2013 Property Portfolio Acquisitions/Dispositions ( Table 15) 41 Lease Renewal Analysis 43 Lease Expirations (Table 16) 43 Portfolio Concentrations 44 Tenant Concentrations as of 12/31/14 (Table 17) 44 Hawaii Commercial Property Information Sheets 45 Mainland Commercial Property Information Sheets 63 4

FORWARD - LOOKING STATEMENTS This Supplement contains certain forward - looking statements, such as forecasts and projections of the Company’s future performance or statements of management’s plans and objectives . Statements in this Supplement that are not historical facts are forward - looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 . Forward - looking statements include, for example, all references to current or future years . New risk factors emerge from time to time and it is not possible for the Company to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements . Accordingly, forward - looking statements cannot be relied upon as a guarantee of future results and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected in the statements, including, but not limited to the factors that are described in Part I, Item 1 A under the caption of “Risk Factors” of the Company’s Form 10 - K, as well as factors that are described in the Company’s other filings, including subsequent filings, with the Securities and Exchange Commission (“SEC”) . The Company is not required, and undertakes no obligation, to revise or update forward - looking statements or any factors that may affect actual results, whether as a result of new information, future events, or circumstances occurring after the date of this report . BASIS OF PRESENTATION The information contained in this Supplement does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP) . The information contained in this Supplement is unaudited and should be read in conjunction with the Company’s most recent Form 10 - K and other filings with the SEC . 5

PERIODIC UPDATES The Company provides quarterly updates, but undertakes no obligation to continue to provide updates, of the information conta ine d in the tables listed below: Table 7: Property Detail – Hawaii Table 8: Property Detail – Mainland Table 9: Comparable % Occupancy Data by Geographic Region and Asset Class Table 10: Weighted Average Gross Leasable Area by Geographic Region and Asset Class Table 11: Occupancy Analysis Trend – Last Five Quarters Table 12: Real Estate Leasing NOI Table 13: Real Estate Leasing Same Store NOI Table 14: Reconciliation of Real Estate Leasing Operating Profit to NOI and Same Store NOI (Non - GAAP) Table 15: Improved Property Portfolio Acquisitions/Dispositions For detailed information on past quarters, refer to the quarterly supplements for 2014, which are available on the Company’s web site at www.alexanderbaldwin.com. The Company currently intends to update all other information contained herein on an annual basis. 6

ABOUT THE COMPANY Alexander & Baldwin, Inc . (“A&B” or “Company”) is a Hawaii - based company, with interests in real estate development, commercial real estate, agriculture, materials and construction . Founded in 1870 as a sugar plantation, the Company has evolved from its agricultural roots into complementary businesses serving the real estate, agricultural, and materials and construction needs of Hawaii . A&B’s operations also include 13 commercial properties and three development joint ventures on the U . S . Mainland . A&B has significant landholdings in Hawaii ; at December 31 , 2014 , the Company owned 88 , 251 acres in the state, primarily on the islands of Maui and Kauai . A&B is responsible for the stewardship of this land and the long - term enhancement of its value . The vast majority of this land was acquired over 100 years ago to support the cultivation of sugar cane . For a significant portion of the Company’s core Hawaii landholdings, agriculture and related uses represent the highest and best use for the foreseeable future, providing significant benefits to the community and shareholders alike . In total, roughly 87 , 350 acres of the Company’s land, including land leased to others, are currently designated for agriculture and conservation uses (the latter consisting mainly of the collection and transport of water for irrigation purposes and hydroelectric power production) . A&B cultivates sugar on nearly 36 , 000 acres (including land leased from third parties) in Maui’s Central Valley . On Kauai, A&B leases roughly 5 , 100 acres to third parties engaged in a variety of agricultural activities, including cultivation of coffee and seed corn, and raising of livestock . The Company also utilizes its land assets to produce renewable energy, including biomass combustion, hydroelectric, and solar photovoltaic generation facilities . A&B’s integrated approach to land management enables lands that are suitable for development to be employed at their highest and best use by undertaking planning, entitlement and development activities, where appropriate, to enhance the value of the Company’s lands, while addressing market demand and community needs . By identifying and pursuing developments and transactions that enhance the value of raw landholdings, and reinvesting proceeds from these efforts into new developments and commercial properties, A&B creates value for shareholders and diversifies its income stream . The Company’s development activities, once limited to its legacy landholdings on Maui and Kauai, have expanded to encompass lands newly acquired for development and the participation in a number of development joint ventures throughout Hawaii . This expansion of the Company’s development activities has allowed it to leverage its expertise, market knowledge and capital resources, while also mitigating risk . 7

ABOUT THE COMPANY REAL ESTATE Real estate development and leasing activities are conducted by A&B Properties, Inc . (“A&B Properties”), a wholly owned subsidiary of A&B, and various other subsidiaries and affiliates of A&B . The Company’s real estate business consists of two segments that operate in Hawaii and on the Mainland : Development & Sales and Leasing . The Development & Sales segment creates value through an active and comprehensive program of land stewardship, planning, entitlement, investment, development and sale of land and commercial and residential properties, principally in Hawaii . The Leasing segment generates significant, stable, recurring cash flows through the ownership, operation and management of a portfolio of high - quality retail, office and industrial properties in Hawaii and on the Mainland as well as ground leases in Hawaii . Cash generated by this portfolio serves as an important source of funding for A&B's real estate development activities . MATERIALS & CONSTRUCTION Materials and construction operations are primarily conducted by Grace Pacific LLC (“Grace”), a wholly owned subsidiary of A&B . Grace mines, processes and sells basalt aggregate, imports sand and aggregates for sale and use, imports and markets liquid asphalt, manufactures and markets asphaltic concrete, performs asphalt paving as a prime contractor and subcontractor, manufactures and supplies precast/prestressed concrete products and provides and markets various construction - and traffic - control - related services and products . Grace was acquired by A&B on October 1 , 2013 . AGRIBUSINESS Agribusiness operations are conducted by Hawaiian Commercial & Sugar Company (“HC&S”), a division of A&B, and certain other wholly owned subsidiaries of A&B . Agribusiness produces and sells bulk raw sugar, specialty food - grade sugars and molasses, and is also a renewable energy provider on the islands of Maui and Kauai through hydroelectric and solar facilities and the cogeneration of electricity from bagasse at its sugar mill . This segment, which operates exclusively in Hawaii, also includes support services for other agricultural operations and includes general trucking services, mobile equipment maintenance and repair services . More information about the Company can be found at www . alexanderbaldwin . com . 8

ABOUT THE COMPANY CORPORATE HEADQUARTERS Alexander & Baldwin, Inc. 822 Bishop Street Honolulu, HI 96813 INVESTOR RELATIONS Suzy P. Hollinger Director, Investor Relations Tel: (808) 525 - 8422 Email: shollinger@abinc.com WEBSITES Alexander & Baldwin, Inc. www.alexanderbaldwin.com A&B Properties, Inc. www.abprop.com Grace Pacific LLC www.gracepacific.com Hawaiian Commercial & Sugar Company www.hcsugar.com TRANSFER AGENT & REGISTRAR Computershare P.O. BOX 30170 College Station, TX 77842 - 3170 OVERNIGHT CORRESPONDENCE Computershare 211 Quality Circle, Suite 210 College Station, TX 77845 SHAREHOLDER WEBSITE www.computershare.com/investor SHAREHOLDER ONLINE INQUIRIES https://www - us.computershare.com/investor/Contact STOCK EXCHANGE LISTING NYSE: ALEX 9

LANDHOLDINGS

LANDHOLDINGS As of December 31 , 2014 , A&B and its subsidiaries owned 88 , 417 acres, consisting of 88 , 251 acres in Hawaii and 166 acres on the Mainland . 11 TABLE 1 LANDHOLDINGS BY GEOGRAPHIC LOCATION December 31 , 2014 Table 1 does not include 1 , 055 acres held under joint venture development (see Table 2 below) . The Company also leases an additional 2 , 900 acres on Maui, Kauai, and Oahu from third parties, which are not included in the tables that follow . TABLE 2 LANDHOLDINGS UNDER JOINT VENTURE DEVELOPMENT December 31 , 2014 Location Acres Maui 66,180 Kauai 20,360 Oahu 1,436 Molokai 265 Big Island 10 Total Hawaii 88,251 California 53 Utah 40 Texas 24 Nevada 21 Arizona 19 Colorado 5 Washington 4 Total U.S. Mainland 166 Total landholdings 88,417 Project Original acres Acres at 12/31/14 Kukui’ula (HI) 1,000 936 California joint ventures 97 97 Ka Milo (HI) 31 17 The Collection (HI) 3 3 Waihonua (HI) 2 2 Total 1,133 1,055

LANDHOLDINGS The bulk of the Company’s 88 , 417 acres is used for agricultural, pasture, watershed and conservation purposes . A portion of these lands is used or planned for development or other urban uses, including the development projects described in the following pages . Table 3 details the Company’s landholdings by type and location . 12 TABLE 3 LANDHOLDINGS BY TYPE AND LOCATION December 31 , 2014 Maui Kauai Oahu Molokai Big Island Hawaii Total Acres Mainland Total Acres Total Acres Fully entitled Hawaii – development/other Active development/sales 330 - 10 - - 340 - 340 Future development 130 44 - - - 174 - 174 Ground leases to third parties 63 1 51 - - 115 - 115 Land used by affiliates 22 20 - - - 42 - 42 Other, including land not planned for development 15 34 - - - 49 - 49 560 99 61 - - 720 - 720 Hawaii – commercial improved properties 33 18 120 - 10 181 - 181 Mainland – commercial improved properties - - - - - - 166 166 Subtotal – fully entitled 593 117 181 - 10 901 166 1,067 Agricultural, pasture and miscellaneous Hawaiian Commercial & Sugar Company 33,054 - - - - 33,054 - 33,054 Leased to third parties 6,240 5,123 75 - - 11,438 - 11,438 Other agricultural, pasture and misc. purposes 10,423 1,795 540 265 - 13,023 - 13,023 Subtotal – agricultural, pasture & misc. 49,717 6,918 615 265 - 57,515 - 57,515 Watershed/conservation 15,870 13,325 640 - - 29,835 - 29,835 Total landholdings 66,180 20,360 1,436 265 10 88,251 166 88,417

LANDHOLDINGS 13 TABLE 4 A&B AG ZONED LAND SALES DATA – MAUI AND KAUAI 2008 - 2014 Total acres sold Average price per acre High Low 0-5 acres 15 125,700$ 175,000$ 100,000$ 5-20 acres 76 63,700 167,800 24,300 20-100 acres 493 30,000 55,700 14,000 100+ acres 1,063 21,700 29,000 11,300 Total 1,647 27,000$ 175,000$ 11,300$

REAL ESTATE DEVELOPMENT & SALES

REAL ESTATE DEVELOPMENT & SALES SEGMENT STRATEGY AND OPERATIONS The Real Estate Development & Sales segment generates its operating profit through the development and sale of pipeline projects, raw lands, real estate investments, commercial properties from the Real Estate Leasing segment portfolio, and the equity in earnings of joint ventures . The Development & Sales segment primarily seeks to create shareholder value through an active, comprehensive, Hawaii - centric program of land stewardship, planning, entitlement, investment, development and sale of real estate . The segment’s primary strategic objectives include : FOCUS ON ENTITLEMENT AND DEVELOPMENT OF LEGACY HAWAII LANDS A&B focuses on the development of a portion of its core landholdings in Hawaii, pursuing entitlement and development projects that respond to market demand while meeting community needs . The large amount of land that the Company owns on Maui and Kauai provides opportunities for A&B to serve a wide range of markets . INVEST IN HIGH - RETURNING REAL ESTATE OPPORTUNITIES IN HAWAII In addition to the development of its legacy lands, since 1998 A&B has invested in attractive development opportunities across Hawaii, leveraging market knowledge, development expertise, entitlement experience and financial strength to both create shareholder value and diversify its development portfolio and pipeline . EXPAND PIPELINE PROJECTS A&B’s pipeline of development projects encompasses a broad range of real estate product types, including residential and commercial properties . A&B works to continuously expand this pipeline to meet current and future market demand . UTILIZE STRATEGIC JOINT VENTURES WITH A WIDE VARIETY OF PARTNERS A&B pursues joint ventures and other strategic relationships, where appropriate, to supplement its in - house capabilities, access third - party capital, gain access to new opportunities in the Hawaii market, diversify its pipeline, and optimize risk - adjusted returns . 15

Table 5 provides an overview of the Company’s wholly owned and joint venture development projects, and is further supplemented by project information sheets that follow the table . 16 TABLE 5 REAL ESTATE DEVELOPMENT AND SALES OVERVIEW December 31 , 2014 Project Location Product type Est. economic interest 1 Acres at 12/31/14 Planned units, saleable acres or gross leasable square feet Average unit (sf) or lot size (acres) Units/acres closed through 12/31/14 Targeted sales price range per square foot or NOI Est. project cost 2 A&B net investment as of 12/31/14 A&B capital est. 2015 3 O/S debt Start/Est. start Est. substantial completion Start/Est. start Est. end Wholly owned (100% economic interest) Haliimaile Haliimaile, Maui Primary residential 55 175-200 lots 7,500 sf - tbd tbd 1 - - tbd tbd tbd tbd Kahala Avenue Portfolio Honolulu, Oahu Residential 9 30 lots 0.5 acres 16 lots $150-$385 135 78 1 35 n/a n/a 2013 2018 Kihei Residential Kihei, Maui Primary residential 95 600 units tbd - tbd tbd 1 - - 2015 tbd tbd tbd Maui Business Park II 4 Kahului, Maui Light industrial lots 143 136 acres 0.5 - 11 acres 11 acres $38-$60 81 52 9 - 2011 2021 2012 2028 Mililani Mauka South Mililani, Oahu Retail/Office developed for commercial portfolio 1 18,500 sf n/a - $0.7M stabilized NOI 9 3 6 - 2014 2015 n/a n/a The Ridge at Wailea (MF-19) Wailea, Maui Resort residential 6 9 lots 0.5 acres 1 lot $60-$130 9 8 - - 2007 2009 2014 2016 Wailea B-1 Wailea, Maui Commercial/retail 11 60,000 sf tbd - tbd tbd 5 - - tbd tbd tbd tbd Wailea MF-7 Wailea, Maui Resort residential 13 75 units 1,700 sf - $800-$1,100 84 9 - - 2016 2018 2018 2019 Total 333 Joint ventures Ka Milo at Mauna Lani Kona, Hawaii Resort residential 50% 17 137 units 2,000 sf 64 units $530-$800 120 11 - - 2005 2016 2007 2016 Keala 'O Wailea (MF-11) Wailea, Maui Resort residential 65%+/-5% 7 70 units 1,440 sf - $600-$1,000 60 9 - - 2015 2017 2016 2018 Kukui'ula Poipu, Kauai Resort residential 85% +/- 5% 936 Up to 1,500 units on 640 saleable acres 0.42 acres 112 lots $30-$130 805 277 17 - 2006 2030 5 2006 2030 The Collection Honolulu, Oahu Primary residential/commercial 90% +/-5% 3 465 units (464 salable) 904 sf - $575-$945 275 46 6 - 2014 2016 2016 2017 Waihonua at Kewalo  Honolulu, Oahu Primary residential high-rise 75% +/- 5% 2 341 units (340 salable) 1,000 sf 12 units 6 $450-$970 207 36 - 76 2012 2014 2015 Jan 2015 Total 965 FUTURE DEVELOPMENT Wholly owned Aina 'O Kane Kahului, Maui Primary residential/commercial 4 1 Brydeswood Kalaheo, Kauai Agricultural lots 336 3 Kahului Town Center Kahului, Maui Primary residential/commercial 19 2 Kai Olino Port Allen, Kauai Primary residential 4 11 Wailea SF-8 Kihei, Maui Primary residential 13 1 Wailea MF-6 Wailea, Maui Resort residential lots 23 6 Wailea MF-10 Wailea, Maui Resort/commercial 7 3 Wailea MF-16 Wailea, Maui Resort residential lots 7 3 Wailea, other Wailea, Maui Various 76 21 Total 489 ACTIVE PLANNING, DEVELOPMENT & SALES Sales Closings Timing(Dollars in millions) Construction timing

17 TABLE 5 (CONTINUED) REAL ESTATE DEVELOPMENT AND SALES OVERVIEW December 31 , 2014 1 Economic interest represents the Company’s estimated share of distributions after return of capital contributions, based o n c urrent forecasts of sales activity. Actual results could differ materially from projected results due to the timing of expected sales, increases or decreases in estimated sales pr ices or costs and other factors. As a result, estimated economic interests are subject to change. 2 Includes land cost at book value and capitalized interest, but excludes sales commissions and closings costs. 3 Estimated 2015 capital is dependent on a number of factors, including timing of sales proceeds, project costs, construction progress and timing of any additional government approvals, such as building permits. As a result, estimated capital expenditures, sales or leasing timing are subject to chan ge. 4 Includes 24 acres of roadways and other infrastructure that are not saleable. 5 Represents estimated completion date for major project infrastructure and amenities. Construction activities related to pa rce l development will be ongoing . 6 Remaining 328 saleable units closed in January 2015. Project Location Product type Est. economic interest 1 Acres at 12/31/14 Planned units, saleable acres or gross leasable square feet Average unit (sf) or lot size (acres) Units/acres closed through 12/31/14 Targeted sales price range per square foot or NOI Est. project cost 2 A&B net investment as of 12/31/14 A&B capital est. 2015 3 O/S debt Start/Est. start Est. substantial completion Start/Est. start Est. end FUTURE DEVELOPMENT (Continued) Joint ventures Bakersfield Bakersfield, CA Retail 57 7 Palmdale Center Palmdale, CA Office/Industrial 18 5 Santa Barbara Ranch Santa Barbara, CA Primary residential lots 22 6 Total 97 ENTITLEMENT Ele'ele Community Phase I Ele'ele, Kauai Primary residential 260 tbd Wai'ale Kahului, Maui Primary residential 545 up to 2,550 units Total 805 Sales Closings Timing(Dollars in millions) Construction timing

18 TABLE 6 RECONCILIATION OF ACRES UNDER DEVELOPMENT (TABLE 5 ) TO LANDHOLDINGS (TABLE 3 ) December 31 , 2014 Acres Active development/sales - wholly owned (Table 5) 333 Add: Keala O Wailea (MF-11) joint venture (included in joint ventures in Table 5) 7 Active development/sales (Table 3) 340 Future development - wholly owned (Table 5) 489 Less: Brydeswood agricultural-zoned lots included in Kauai other ag, pasture and misc. purposes in Table 3 (336) Kahului Town Center redevelopment acres included in Hawaii-commercial improved properties in Table 3 (19) Add: Ele'ele acres already entitled included in Kauai fully entitled future development in Table 3 40 Fully entitled Hawaii-development/other- future development (Table 3) 174

ACTIVE PLANNING AND DEVELOPMENT PROJECT INFORMATION SHEETS ACTIVE DEVELOPMENT Wholly Owned Haliimaile 21 Kahala Avenue Portfolio 21 Kihei Residential 22 Maui Business Park II 22 Mililani Mauka South – Office 23 Wailea 24 The Ridge at Wailea (MF - 19) 25 Wailea B - 1 25 Wailea MF - 7 25 Joint Venture Ka Milo at Mauna Lani 26 Keala O Wailea (MF - 11) 26 Kukui‘ula 27 The Collection 28 Waihonua at Kewalo 28 19

ACTIVE PLANNING AND DEVELOPMENT PROJECT INFORMATION SHEETS FUTURE DEVELOPMENTS Wholly Owned Aina ‘O Kane 29 Brydeswood 29 Kahului Town Center 29 Kai Olino 29 Wailea Parcels 29 ENTITLEMENT ACTIVITY Ele`ele Community 30 Wai`ale Community 30 20

PROJECT OVERVIEW - Primary residential subdivision planned for Haliimaile (Upcountry, Maui) - Project to include 175 to 200 single - and multi - family units - 10 acres are allocated for a park - In 2012, an additional 80 acres adjacent to this subdivision were approved by the County for future urban growth in the Maui Island Plan ACTIVE PLANNING AND DEVELOPMENT HALIIMAILE KAHALA AVENUE PORTFOLIO L OCATION Haliimaile, Maui A CQUISITION D ATE Historic lands A CRES 55 U NITS 175 - 200 PROJECT OVERVIEW - Original purchase of 27 lots on Kahala Avenue in September 2013 for $98 million - 3 additional lots acquired in December 2013 for $30 million (2 oceanfront) - Located on Kahala Avenue, Honolulu’s premier residential address - Acquisition was an off - market transaction at a substantial discount to market value - 16 lots sold for $83 million (9 closed in 2013, 7 in 2014) - 3 lots are in escrow under binding contract for $19.8 million - Of 11 remaining lots, 74% of remaining square feet is high value oceanfront lots L OCATION Honolulu, Oahu A CQUISITION D ATE September 10, 2013, December 27, 2013 A CRES 16 (9 remaining) L OTS 30 (27 lots acquired in September 2013, 3 lots acquired in December 2013 ) 14 lots remain at 12/31/14 21

PROJECT OVERVIEW - Primary residential subdivision planned for up to 600 housing units on Maui’s south shore - Mix of single - family and multi - family residential homes, parks and commercial uses - Final zoning approval received in August 2014 - Planning, engineering, and architectural design ongoing - Commencement of construction planned in 2015 - 2016 ACTIVE PLANNING AND DEVELOPMENT KIHEI RESIDENTIAL MAUI BUSINESS PARK II L OCATION Kihei, Maui A CQUISITION D ATE Historic lands A CRES 95 U NITS 600 PROJECT OVERVIEW - Zoned for light industrial use (commercial, retail, office) - Well - located in Central Maui near Kahului Airport, Harbor and Maui’s primary residential districts - Primary source of Maui’s future commercial development lands - Adjacent to 76 - acre Maui Business Park I project, Maui’s primary retail destination - 4 - acre parcel sold to Costco in January 2012 for $ 38 per square foot - 24 - acre adjacent parcel sold in November 2013 for $38 per square foot for the development of Maui’s first Target store opened in March 2015 - Closed three sales totaling 7.2 acres in 2014 at an average price of $47 per square foot - 4 - acre parcel sold in January 2015 for $47 per square foot - 13 acres under contract at various stages of buyer due diligence as of March 2, 2015 L OCATION Kahului, Maui A CQUISITION D ATE Historic lands A CRES Original: 154 (136 salable ) Remaining: 124 salable at 12/31/14 22

PROJECT OVERVIEW - Fully zoned for commercial development - Well - located within the only retail shopping/office area in the Mililani Mauka community (pop. 20,000) in Central Oahu - Original 18,600 square - foot office building and 1.6 - acre development site acquired with 1031 exchange funds - Lease signed with Liberty Dialysis for 14,000 square feet of a planned 18,500 square - foot medical office building ACTIVE PLANNING AND DEVELOPMENT MILILANI MAUKA SOUTH – OFFICE L OCATION Mililani, Oahu A CQUISITION D ATE June 7, 2012 A CRES 5 (1 remaining for development, 4 acres included in Leasing portfolio) GLA (IN SQ. FT.) 18,700 - existing 18,500 - future 23

ACTIVE PLANNING AND DEVELOPMENT WAILEA 24 A&B was the original developer of the Wailea Resort on Maui, beginning in the 1970 s and continuing until A&B sold the resort to a Japanese company in 1989 . In October 2003 , A&B re - acquired from the same Japanese company all of the remaining undeveloped land in the resort, consisting of 270 acres of fully zoned, residential and commercial land, for $ 67 . 1 million . This map shows the sites (outlined in red) that were reacquired in 2003 . Since that time, the Golf Vistas, sites MF - 15 , MF - 9 , MF - 5 , MF - 4 and portions of sites MF - 10 ( 6 . 4 acres) and B - II ( 0 . 9 acres) have been sold or developed and MF - 8 was contributed to the Kai - Malu joint venture . MF - 11 will be contributed to the Keala o Wailea joint venture . A&B has approximately 160 acres of developable land remaining in the Wailea resort planned for up to 700 units ; 37 a cres are in active development and/or being marketed for sale . Future development or Sale Active development Sold ACTIVE DEVELOPMENT Wholly Owned The Ridge at Wailea (MF - 19), B - 1, MF - 7 Joint Ventures Keala o Wailea (MF - 11) FUTURE DEVELOPMENT OR SALE MF - 6, MF - 10, MF - 12, MF - 13, MF - 16, SF - 7, SF - 8, SF - S

WAILEA ACTIVE DEVELOPMENT 25 ACTIVE DEVELOPMENT THE RIDGE AT WAILEA (MF - 19) - The Ridge at Wailea (MF - 19) consists of nine, half - acre, oceanview estate lots situated on 7 acres. One lot sold in 2014 for $1.6 million ($70 per square foot). Eight lots remain available for sale. WAILEA B - 1 - The 11 - acre B - 1 parcel, which contains the only approved gas station site within the Wailea master plan, is planned for a retail commercial center with approximately 60,000 square feet of leasable space. Preliminary planning and design work was completed and bulk sale or development is being pursued. WAILEA MF - 7 - The 13 - acre MF - 7 parcel is fully designed for the development of a 75 - unit multi - family project. The project has secured the required affordable housing credits and water meters.

Artist Rendering Artist Rendering KEALA O WAILEA (MF - 11) L OCATION Wailea, Maui A CQUISITION D ATE October 2003 A CRES 7 U NITS 70 PROJECT OVERVIEW - 137 - unit resort residential community, with a mix of single - family and attached single - family homes - 64 units have been sold as of 12/31/14 - Onsite resort amenities include two pools, spa, exercise room, and function pavilion - Construction of second phase continues, focusing on single - family units - Units are constructed in phases based on buyer demand - 15 units closed in 2014 at an average price of $1.0 million - 24 units are projected to be completed in 2015 KA MILO AT MAUNA LANI L OCATION Kona, Hawaii A CQUISITION D ATE May 2004 A CRES 31 (17 remaining) L OTS 137 total (73 remaining) PROJECT OVERVIEW - Planned 70 - unit multi - family development on seven acres in partnership with Armstrong Builders - Received final regulatory approval In November 2014 - Anticipate commencing presales in March 2015 - Estimated unit sales price range is $700,00 to $1.8 Million ($600 to $1,000 psf) ACTIVE PLANNING AND DEVELOPMENT – JOINT VENTURES 26

ACTIVE PLANNING AND DEVELOPMENT – JOINT VENTURES

KUKUI'ULA



LOCATION
Poipu, Kauai

ACQUISITION DATE
Historic lands

ACRES
1,000 (936 remaining)

UNITS
Up to 1,500

FINANCIAL & CAPITAL OVERVIEW

- Kukui'ula is a long-term, master planned project, designed to accommodate high-end resort residential growth on Kauai's south shore over the next 15 to 25 years, and significant fluctuations in annual absorption over that time frame can be expected. The Company experienced similar absorption fluctuations over the course of its earlier, highly successful Wailea project.
- Sufficient project infrastructure is in place today to sell about 280 additional acres (500 to 800 units). Future infrastructure requirements would be paid for from project cash flows.
- GAAP accounting for the project differs from cash flows, due to percentage of completion accounting.
- Total capital contributions to the venture as of December 31, 2014, were $274 million by A&B, which includes $30 million for the value of land contributed, and $189 million by DMB.

PROJECT OVERVIEW

- Luxury resort residential community in Poipu, Kauai for the development of up to 1,500 residential units on 1,000 fully entitled acres
- Joint venture with DMB Associates, developer of premier master-planned residential communities
- Resort amenities
  - 75,000 sq. ft. private club
    - Owners plantation house and golf club houses
    - World-class spas, pools, fitness center, movement studio
  - Weiskopf-designed championship golf course
  - Community lake and farm
  - Beach pool, bar and grill
- Property types
  - Premiere Estate Lots – 2+ acres ($5.8M)
  - Club Villas – 3 to 4-bedroom, single-family, ocean view homes ($4M-$5M)
  - Club Cottages – 3-bedroom, furnished homes ($2.6M-$3M)
  - Club Bungalows – 1 to 3-bedroom homes ($1.2M-$3M)
  - Custom Home Lots – 10,000 sf to 2.5 acres ($0.6M-$10M)
  - Makai Cottages – 2 to 4 bedrooms homes, 7 floor plans ($2.2M-$4M)
  - Spec Homes – 3 to 4-bedroom homes, developer-sponsored ($2.5M-$8M)
- 24 units closed or sold under binding contracts in 2014
  - 112 lots closed; 95 lots available as of March 2, 2015
- 26 homes planned for construction in 2015, and 20 homes in 2016

27

ACTIVE PLANNING AND DEVELOPMENT – JOINT VENTURES

THE COLLECTION



LOCATION
Honolulu, Oahu

ACQUISITION DATE
October 6, 2014. Site was controlled under a long-term option agreement prior to land acquisition.

ACRES
3.3

UNITS
465 (464 saleable)

PROJECT OVERVIEW
- Mixed-use residential community to include high-rise tower, mid-rise building and townhomes, as well as retail shops and restaurants
- Capital stack finalized and construction loans secured
- Broke ground in October 2014
- Development costs expected to range from $625-$675 psf (excludes commissions and closing costs)
- As of March 2, 2015, 88% of the 450 units available for sale were pre-sold under binding contracts at average price of $770 psf
- Sales of 14 townhome units expected to begin summer 2015
- Expected completion of construction in late 2016

WAIHONUA AT KEWALO



LOCATION
Honolulu, Oahu

ACQUISITION DATE
June 30, 2010

UNITS
341 (340 saleable, 12 sold 12/14, 328 sold 1/15)

FLOORS
43

PROJECT OVERVIEW
- High-rise condominium in urban Honolulu, near the Ala Moana Center
- Well located near shopping, restaurants and beaches
- One-, two- and three-bedroom residences averaging 1,000 sf
- Construction completed in November 2014
- Development costs approx. $600 psf (excludes commissions and closing costs)
- Sales prices averaged approx. $727/sq. ft.
- 12 units closed in December 2014, remaining 328 units closed in January 2015

28

FUTURE DEVELOPMENT PROJECT SUMMARIES 29 HAWAII AINA ‘O KANE (MAUI) - A residential condominium development with ground - floor commercial space planned for Kahului, Maui. BRYDESWOOD (KAUAI) - Brydeswood is planned for 24 large agricultural estate lots encompassing 336 acres in Kalaheo, Kauai KAHULUI TOWN CENTER (MAUI) - Redevelopment of the 19 - acre Kahului Shopping Center block is being evaluated for a combination of residential and commercial units. KAI‘OLINO (KAUAI) - Kai‘Olino is planned for 75 condominium units on four acres located at the Port Allen harbor on the island of Kauai. WAILEA PARCELS (MAUI) – SEE PAGE 24 FOR DESCRIPTION

ENTITLEMENT ACTIVITY Successful land entitlement is a challenging, yet critical step in the development process . Similar to other high - demand, high - quality locales with a limited supply of land suitable for development, the entitlement process in Hawaii is complex, lengthy (spanning multiple years) and costly, involving a variety of state and county regulatory approvals . For example, conversion of an agriculturally zoned parcel to residential zoning usually requires the following approvals : - County amendment of the county general plan and community plan to reflect the desired residential use ; - State Land Use Commission (SLUC) reclassification of the parcel from the Agricultural district to the Urban district ; and - County rezoning of the property to the precise residential use desired . A&B actively works with regulatory agencies, commissions and legislative bodies at various levels of government to entitle lands . A&B designates a parcel as fully entitled or fully zoned when all of the above - mentioned land use approvals have been obtained . Ongoing planning and entitlement efforts are focused on the following projects : 30 ELE`ELE COMMUNITY (KAUAI) The Ele`ele Community Master Plan is an 840 - acre new primary residential community east of Port Allen on Kauai . The 260 - acre first phase is being pursued through Kauai’s multi - year General Plan Update Process, which commenced in 2013 . As part of the General Plan update process, infrastructure, land use and demographic technical studies have been completed and the formal general plan update process is anticipated to commence in 2015 . This process is anticipated to take approximately two to three years . The County is also updating the Koloa - Poipu - Kalaheo Development Plan, which includes portions of the planning area, as well as lands east of Kukui’ula . Support for future growth in these areas will continue to be pursued through these planning processes . WAI`ALE COMMUNITY (MAUI) Wai`ale is a 545 - acre master - planned community located in Central Maui . The project has been designated for urban growth in the Maui General Plan to accommodate up to 2 , 550 primary housing units, together with parks, civic and commercial uses . In 2012 , the State Land Use Commission approved Urban designation for the project . The project master plan is being adjusted to best match anticipated residential market conditions, with more detailed land planning focused on the initial phase of the project, located south of Waiko Road . Plans for the initial phase include up to 950 homes on approximately 123 acres . County land use applications, including updated technical studies and project design standards, were submitted on February 6 , 2015 .

REAL ESTATE LEASING

REAL ESTATE LEASING SEGMENT STRATEGY AND OPERATIONS The Real Estate Leasing segment owns, operates and manages commercial properties . It focuses on acquiring high - quality retail, office and industrial properties in good locations, effectively managing those properties to increase margins through higher occupancies and cost management, and positioning these assets for potential sale when full market value has been achieved . Real Estate Leasing income also includes revenue from a variety of land leases, licenses and other agreements related to real estate in Hawaii . From a strategic perspective, the relatively stable, recurring cash flows generated by the Real Estate Leasing business are used to backstop the financing required for the more cyclical Real Estate Development & Sales business, and the Agribusiness unit . As of December 31 , 2014 , A&B’s portfolio includes 60 income - producing properties comprising 5 . 1 million square feet of gross leasable area ( 2 . 6 million in Hawaii and 2 . 5 million on the Mainland) . A&B strives to increase the value of its commercial property portfolio through active management . Periodically, when A&B believes it has maximized the value of a select asset, it may market the asset for sale, or sell in response to an unsolicited offer . Upon sale, A&B will seek to redeploy the proceeds on a 1031 tax - deferred basis into a new asset with a higher return potential . Given the low historical cost basis of the Company’s lands, the strategy is particularly appealing to A&B . Following separation, A&B increased its focus on Hawaii and began executing a strategy of migrating its investment in Mainland commercial assets to Hawaii . In 2013 , the Company completed a number of significant commercial property acquisitions and dispositions in connection with the migration of its Mainland portfolio to Hawaii . The largest acquisition, which closed on December 20 , 2013 , consisted of retail, industrial and ground leased properties primarily located in Kailua, Oahu (Kailua Portfolio) for $ 373 million . For purposes of this Supplement, information about the acquired portfolio is reported in five categories : - Kailua Industrial/Other - Kailua Grocery Anchored - Kailua Retail Other - Kailua ground leases - Other Oahu ground leases The acquisition was primarily funded by 1031 proceeds generated by the sale of six Mainland commercial properties and a Maui commercial property, and proceeds from non - core land sales completed subsequent to the Kailua Portfolio . 32 1 Sales of commercial properties are reported in Real Estate Development and Sales segment results.

REAL ESTATE LEASING SEGMENT STRATEGY AND OPERATIONS (CONTINUED) In addition to the Kailua Portfolio acquisition , in 2013 the Company acquired three retail assets in Hawaii, with over 630 , 000 square feet (primarily on Oahu), for approximately $ 191 million . The Company also assumed control of The Shops at Kukui'ula, a 78 , 900 square - foot retail center on Kauai . In late - 2014 , the Company acquired Kakaako Commerce Center, a 204 , 400 square - foot industrial building located on Oahu, for $ 39 million . Due to the significant changes to the Company's commercial portfolio from acquisitions and dispositions, historical leasing NOI may not be indicative of future results . 2014 NOI increased 12 . 4% 1 due to Hawaii portfolio expansion in 2013 . The Hawaii commercial property acquisitions made in 2013 also significantly shifted the mix of NOI to be more heavily weighted from Hawaii than the Mainland . Seventy - seven percent of Leasing segment NOI now comes from Hawaii assets, compared to 40 % at the beginning of 2013 . See Table 15 for additional information on the Company’s commercial property acquisitions and dispositions in 2014 and 2013 . PORTFOLIO SEGMENT DESCRIPTION HAWAII IMPROVED PROPERTIES A&B’s Hawaii improved property portfolio consists of 47 retail, office and industrial properties, comprising approximately 2 . 6 million square feet of leasable space . The majority of the commercial properties are located on Maui and Oahu, with smaller holdings in the area of Port Allen, Kauai, and the Big Island of Hawaii . KAILUA GROUND LEASES The Company leases and licenses portions of its land in Kailua on Oahu to third parties, which are categorized as “Kailua ground leases . ” These leases and licenses are developed with 360 , 000 square feet of retail and industrial commercial improvements owned by the lessees, and cover 28 acres . OTHER OAHU GROUND LEASES The Company leases and licenses portions of its land in urban Oahu, which is categorized as “Other Oahu ground leases,” to third parties . These leases and licenses are developed with 400 , 000 square feet of retail commercial improvements owned by the lessees, and cover 23 acres . 33 1 See Table 14 for a statement regarding the Company’s use of NOI and a reconciliation of Leasing operating profit to NOI for t he total portfolio .

REAL ESTATE LEASING SEGMENT STRATEGY AND OPERATIONS (CONTINUED)

NEIGHBOR ISLAND GROUND LEASES

The Company leases and licenses portions of its lands on Maui and Kauai to third parties. These leases and licenses cover a wide variety of urban (64 acres) and agricultural lands, ranging from ground leases covering commercial properties, to farming and pasture leases, to licenses of remnant parcels and easement areas, to sand and aggregate quarry leases whose lease or royalty payments are based on extraction rates.

MAINLAND IMPROVED PROPERTIES

On the Mainland, A&B owns a portfolio of 13 retail, office and industrial properties acquired primarily by way of 1031 tax-deferred exchanges. The Company's Mainland portfolio comprises approximately 2.5 million square feet of leasable space.

Summarized information for the Company's portfolio as of and for the year ended December 31, 2014 follows.

	Hawaii	Mainland	Total
GLA (in millions) at 12/31/14			
Retail	1.6	0.2	1.8
Industrial	0.8	1.2	2.0
Office	0.2	1.1	1.3
Total	**2.6**	**2.5**	**5.1**
2014 Average Occupancy			
Retail	93%	90%	93%
Industrial	99%	99%	99%
Office	82%	88%	87%
Total	**94%**	**93%**	**94%**
2014 NOI (in millions)[1]	$ 59.8[2]	$ 17.5	$ 77.3[2]

1 See Table 14 for a statement regarding the Company's use of NOI and a reconciliation of Leasing operating profit to NOI for the total portfolio.
2 Includes $12.2 million of NOI from Hawaii ground leases.

34

REAL ESTATE LEASING SEGMENT — ASSET DESCRIPTIONS AND STATISTICS

Tables 7 and 8 provide detail on the Company's commercial real estate portfolio.

TABLE 7
PROPERTY DETAIL - HAWAII
For the Year Ended 12/31/14, Except as Indicated

Property	Number of properties	Island	Gross leasable area at 12/31/14 (sq. ft.)	Leased[1] 2014 (percent)	Outstanding debt at 12/31/14 ($ in 000s)	2014 net operating income (NOI)[2] ($ in 000s)	2014 % NOI to total Hawaii portfolio
Retail:							
Pearl Highlands Center	1	Oahu	415,400	95	$ 93,571	$ 9,885	16.6
Kailua Grocery Anchored[3]	4	Oahu	189,200	96	11,179	5,514	9.2
Waianae Mall	1	Oahu	170,300	89	19,143	2,649	4.4
Kailua Retail Other[3]	11	Oahu	127,000	96	-	3,103	5.2
Kaneohe Bay Shopping Center[4]	1	Oahu	125,100	99	-	2,345	3.9
Waipio Shopping Center	1	Oahu	113,800	95	-	3,146	5.3
Lanihau Marketplace	1	Hawaii	88,300	91	-	1,538	2.6
The Shops at Kukui'ula	1	Kauai	78,900	84	40,493	1,960	3.3
Kunia Shopping Center	1	Oahu	60,400	94	-	2,225	3.7
Lahaina Square	1	Maui	50,200	77	-	567	1.0
Kahului Shopping Center	1	Maui	47,200	99	-	479	0.8
Napili Plaza	1	Maui	45,100	90	-	959	1.6
Port Allen Marina Center	1	Kauai	23,600	76	-	416	0.7
Gateway at Mililani Mauka	1	Oahu	18,900	87	-	766	1.3
Subtotal – Retail	27		1,553,400	93	$ 164,386	$ 35,552	59.6
Industrial:							
Komohana Industrial Park[5]	1	Oahu	238,300	100	$ -	$ 3,877	6.5
Kakaako Commerce Center[6]	1	Oahu	204,400	90	-	254	0.4
Waipio Industrial	1	Oahu	158,400	98	-	2,097	3.5
P&L Building	1	Maui	104,100	98	-	1,125	1.9
Kailua Industrial/Other[3]	6	Oahu	68,800	100	-	629	1.1
Port Allen	3	Kauai	63,800	96	-	629	1.0
Subtotal – Industrial	13		837,800	99	$ -	$ 8,611	14.4

Table 7 continued on the next page.

35

REAL ESTATE LEASING SEGMENT – ASSET DESCRIPTIONS AND STATISTICS

TABLE 7 (CONT.)
PROPERTY DETAIL - HAWAII
For the Year Ended 12/31/14, Except as Indicated

Property	Number of properties	Island	Gross leasable area at 12/31/14 (sq. ft.)	Leased[1] 2014 (percent)	Outstanding debt at 12/31/14 ($ in 000s)	2014 net operating income (NOI)[2] ($ in 000s)	2014% NOI to total Hawaii portfolio
Office:							
Kahului Office Building	1	Maui	59,600	81	$ -	$ 1,214	2.0
Kahului Office Center	1	Maui	33,400	88	-	450	0.8
Stangenwald Building	1	Oahu	27,100	91	-	365	0.6
Judd Building	1	Oahu	20,200	64	-	128	0.2
Gateway at Mililani Mauka South	1	Oahu	18,700	100	-	723	1.2
Maui Clinic Building	1	Maui	16,600	58	-	165	0.3
Lono Center	1	Maui	13,400	87	-	152	0.3
Subtotal – Office	**7**		**189,000**	**82**	**$ -**	**$ 3,197**	**5.4**
Ground Leases							
Kailua[3]	28 acres	Oahu	-		$ -	$ 4,206	7.1
Other Oahu[3]	23 acres	Oahu	-		-	4,777	8.0
Neighbor Island	3,003 acres[7]	Neighbor Island	-		-	3,291	5.5
Subtotal – Ground Leases	**3,054 acres**		**-**		**$ -**	**$ 12,274**	**20.6**
Total Hawaii	**47**		**2,580,200**	**94**	**$ 164,386**	**$ 59,634**	**100.0**

1 Represents the average percentage of space leased during the period referenced or A&B's ownership period, whichever is shorter. Space is considered leased when a tenancy agreement has been fully executed or the space is revenue producing.
2 See Table 14 for a statement regarding the Company's use of NOI and a reconciliation of Leasing operating profit to NOI for the total portfolio. Excludes properties sold in the year.
3 Portfolio was purchased from Kaneohe Ranch/Harold K.L. Castle Foundation on December 20, 2013.
4 Kaneohe Bay Shopping Center is a leasehold property.
5 Includes ground leased income.
6 Acquired in December 2014.
7 Includes 64 of ground leased urban acres and 2,939 of ground leased other acres.

Note: For portfolio asset class and geographic occupancy see Table 9. Gross leasable area is periodically adjusted based on remeasurement or reconfiguration of space.

36

REAL ESTATE LEASING SEGMENT — ASSET DESCRIPTIONS AND STATISTICS

TABLE 8
PROPERTY DETAIL - MAINLAND
For the Year Ended 12/31/14, Except as Indicated

Property	Number of properties	Location	Gross leasable area at 12/31/14 (sq. ft.)	Leased[1] 2014 (percent)	Outstanding debt at 12/31/14 ($ in 000s)	2014 net operating income (NOI)[2] ($ in 000s)	2014 % NOI to total Mainland portfolio
Retail:							
Little Cottonwood Center	1	Sandy, UT	141,500	94	$ -	$ 1,368	7.8
Royal MacArthur Center	1	Dallas, TX	44,800	98	-	920	5.3
Wilshire Shopping Center	1	Greeley, CO	46,500	72	-	191	1.1
Subtotal – Retail	**3**		**232,800**	**90**	**$ -**	**$ 2,479**	**14.2**
Industrial:							
Midstate Hayes	1	Visalia, CA	790,200	99	$ 8,269	$ 2,730	15.6
Sparks Business Center	1	Sparks, NV	396,100	98	-	1,900	10.9
Subtotal – Industrial	**2**		**1,186,300**	**99**	**$ 8,269**	**$ 4,630**	**26.5**
Office:							
Concorde Commerce Center	1	Phoenix, AZ	138,700	100	$ -	$ 1,777	10.2
Deer Valley Financial Center	1	Phoenix, AZ	126,600	76	-	729	4.2
Gateway Oaks	1	Sacramento, CA	58,700	83	-	277	1.6
Ninigret Office Park	1	Salt Lake City, UT	185,500	96	-	1,865	10.7
1800 and 1820 Preston Park	1	Plano, TX	198,800	92	-	1,882	10.8
2868 Prospect Park	1	Sacramento, CA	162,900	96	-	1,677	9.6
San Pedro Plaza	1	San Antonio, TX	171,900	65	-	751	4.3
Union Bank	1	Everett, WA	84,000	100	-	1,374	7.9
Subtotal – Office	**8**		**1,127,100**	**88**	**$ -**	**$ 10,332**	**59.3**
Total Mainland	**13**		**2,546,200**	**93**	**$ 8,269**	**$ 17,441**	**100.0**

1 Represents the average percentage of space leased during the period referenced or A&B's ownership period, whichever is shorter. Space is considered leased when a tenancy agreement has been fully executed or the space is revenue producing.
2 See Table 14 for a statement regarding the Company's use of NOI and a reconciliation of Leasing operating profit to NOI for the total portfolio. Excludes properties sold in the year.
Note: For portfolio asset class and geographic occupancy see Table 9. Gross leasable area is periodically adjusted based on remeasurement or reconfiguration of space.

37

REAL ESTATE LEASING SEGMENT – ASSET DESCRIPTIONS AND STATISTICS

TABLE 9
COMPARABLE % OCCUPANCY DATA BY GEOGRAPHIC REGION AND ASSET CLASS

Location	2014				2013				Percentage point change			
	Retail	Industrial	Office	Total	Retail	Industrial	Office	Total	Retail	Industrial	Office	Total
Hawaii improved	93	99	82	94	92	97	82	93	1	2	0	1
Mainland improved	90	99	88	93	88	99	88	95	2	0	0	(2)
Total	**93**	**99**	**87**	**94**	**91**	**98**	**88**	**95**	**2**	**1**	**(1)**	**(1)**

TABLE 10
WEIGHTED AVERAGE GROSS LEASABLE AREA BY GEOGRAPHIC REGION AND ASSET CLASS[1]

Location	2014 (in sq. ft.)				2013 (in sq. ft.)				Percentage Change			
	Retail	Industrial	Office	Total	Retail	Industrial	Office	Total	Retail	Industrial	Office	Total
Hawaii improved	1,553,400	650,400	189,000	2,392,800	1,088,300	570,300	187,300	1,845,900	42.7	14.0	0.9	29.6
Mainland improved	232,800	1,186,300	1,127,100	2,546,200	677,700	3,969,600	1,225,000	5,872,300	(65.6)	(70.1)	(8.0)	(56.6)
Total	**1,786,200**	**1,836,700**	**1,316,100**	**4,939,000**	**1,766,000**	**4,539,900**	**1,412,300**	**7,718,200**	**1.1**	**(59.5)**	**(6.8)**	**(36.0)**

TABLE 11
OCCUPANCY TREND ANALYSIS – LAST FIVE QUARTERS[2]

	4Q2014			3Q2014			2Q2014			1Q2014			4Q2013		
	Number of properties	Weighted average sq. ft.	Percent leased	Number of properties	Weighted average sq. ft.	Percent leased	Number of properties	Weighted average sq. ft.	Percent leased	Number of properties	Weighted average sq. ft.	Percent leased	Number of properties	Weighted average sq. ft.	Percent leased
Retail	30	1,786,200	93	30	1,786,200	92	30	1,786,200	92	30	1,786,200	93	31	2,081,900	92
Industrial	15	1,836,700	99	14	1,819,700	99	14	1,819,700	98	14	1,819,700	100	14	3,509,100	99
Office	15	1,316,100	88	15	1,316,100	88	15	1,316,100	88	15	1,316,100	86	15	1,314,500	86
Total	**60**	**4,939,000**	**94**	**59**	**4,922,000**	**94**	**59**	**4,922,000**	**93**	**59**	**4,922,000**	**93**	**60**	**6,905,500**	**95**

1 Weighted average GLA for 4Q14 was significantly lower than 4Q13 due to the inclusion in 4Q13 of industrial and retail properties on the Mainland that were sold in December 2013, proceeds of which were used to purchase the Kaneohe Ranch/Harold K.L. Castle Foundation Hawaii portfolio.

2 Number of properties is as of last day of the quarter.

Note: Gross leasable area is periodically adjusted based on remeasurement of reconfiguration of space.

38

REAL ESTATE LEASING SEGMENT — ASSET DESCRIPTIONS AND STATISTICS

TABLE 12
REAL ESTATE LEASING NET OPERATING INCOME (NOI)[1]
(in millions)

	2014				2013				Percentage Change			
Location	Retail	Industrial	Office	Total	Retail	Industrial	Office	Total	Retail	Industrial	Office	Total
Hawaii improved	$ 35.8	$ 8.6	$ 3.2	$ 47.6	$ 20.2	$ 7.5	$ 3.2	$ 30.9	77.2	14.7	-	54.0
Hawaii ground leases	-	-	-	12.2	-	-	-	3.8	-	-	-	221.1
Total Hawaii	$ 35.8	$ 8.6	$ 3.2	$ 59.8	$ 20.2	$ 7.5	$ 3.2	$ 34.7	77.2	14.7	-	72.3
Mainland improved	2.5	4.7	10.3	17.5	8.8	15.6	9.7	34.1	(71.6)	(69.9)	6.2	(48.7)
Total	$ 38.3	$ 13.3	$ 13.5	$ 77.3	$ 29.0	$ 23.1	$ 12.9	$ 68.8	32.1	(42.4)	4.7	12.4

TABLE 13
REAL ESTATE LEASING SAME STORE NOI[2]
(in millions)

	2014				2013				Percentage Change			
Location	Retail	Industrial	Office	Total	Retail	Industrial	Office	Total	Retail	Industrial	Office	Total
Hawaii improved	$ 10.7	$ 7.7	$ 3.2	$ 21.6	$ 10.0	$ 7.4	$ 3.2	$ 20.6	7.0	4.1	-	4.9
Hawaii ground leases	-	-	-	3.4	-	-	-	3.6	-	-	-	(5.6)
Total Hawaii	$ 10.7	$ 7.7	$ 3.2	$ 25.0	$ 10.0	$ 7.4	$ 3.2	$ 24.2	7.0	4.1	-	3.3
Mainland improved	2.5	4.6	10.3	17.4	2.6	4.3	8.1	15.0	(3.8)	7.0	27.2	16.0
Total	$ 13.2	$ 12.3	$ 13.5	$ 42.4	$ 12.6	$ 11.7	$ 11.3	$ 39.2	4.8	5.1	19.5	8.2

1 NOI for Mainland improved portfolio for the fourth quarter was significantly lower due to the sales of industrial and retail properties on the Mainland in the fourth quarter 2013, proceeds of which were used to purchase the Kaneohe Ranch/Harold K.L. Castle Foundation Hawaii portfolio.
2 Same Store NOI relates to properties that were operated throughout the duration of both periods under comparison.

Note: See Table 14 for a statement on the Company's use of NOI and a reconciliation of Leasing operating profit to Real Estate Leasing NOI and Real Estate Leasing Same Store NOI.

39

STATEMENT ON MANAGEMENT'S USE OF NON-GAAP FINANCIAL MEASURES

Net operating income (NOI) is a non-GAAP measure derived from real estate revenues (determined in accordance with GAAP, less straight-line rental adjustments) minus property operating expenses (determined in accordance with GAAP). NOI does not have any standardized meaning prescribed by GAAP, and therefore, may differ from definitions of NOI used by other companies. NOI should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance, or as an alternative to cash flow from operating activities as a measure of the Company's liquidity. NOI is commonly used as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. NOI excludes general and administrative expenses, straight-line rental adjustments, interest income, interest expense, depreciation and amortization expense, and gains on sales of interests in real estate. The Company believes that the Real Estate Leasing segment's operating profit after discontinued operations is the most directly comparable GAAP measurement to NOI. A required reconciliation of Real Estate Leasing operating profit to Real Estate Leasing segment NOI and same store NOI is as follows:

TABLE 14
RECONCILIATION OF REAL ESTATE LEASING OPERATING PROFIT TO NOI AND SAME STORE NOI (NON-GAAP)
(in millions)

	2014	2013	2012	2011	2010
Real Estate Leasing segment operating profit before discontinued operations	$ 47.5	$ 43.4	$ 41.6	$ 39.3	$ 35.3
Less amounts reported in discontinued operations	(0.3)	(14.6)	(17.1)	(16.3)	(15.9)
Real Estate Leasing segment operating profit after subtracting discontinued operations	$ 47.2	28.8	$ 24.5	$ 23.0	$ 19.4
Adjustments:					
Depreciation and amortization expense	$ 28.0	24.8	22.2	21.7	21.1
Straight-line lease adjustments	(2.7)	(2.9)	(3.6)	(3.8)	(4.1)
General and administrative expense	4.5	3.5	2.9	3.6	3.4
Discontinued operations	0.3	14.6	17.1	16.3	15.9
Real Estate Leasing total NOI	$ 77.3	$ 68.8	$ 63.1	$ 60.8	$ 55.7
Acquisitions/ disposition and other adjustments	(34.9)	(29.6)			
Real Estate Leasing segment same store NOI[1]	$ 42.4	$ 39.2			

1 NOI related to properties that were operated throughout the duration of both periods under comparison.

40

PORTFOLIO ACQUISITIONS AND DISPOSITIONS 41 TABLE 15 2014 PROPERTY PORTFOLIO ACQUISITIONS/DISPOSITIONS Table 15 continued on the next page. Property acquired in 2014 Acquisition date (month/year) Acquisition price ($ in millions) Gross leasable area (sq. ft.) Leased percentage at acquisition Kakaako Commerce Center 12/14 $ 39 204,400 90 Property disposed in 2014 Disposition date (month/year) Disposition price (in millions) Gross leasable area (sq. ft.) Leased percentage at disposition Maui Mall 1/14 $ 64 185,700 97

PORTFOLIO ACQUISITIONS AND DISPOSITIONS

TABLE 15
2013 PROPERTY PORTFOLIO ACQUISITIONS/DISPOSITIONS

Property acquired in 2013	Acquisition date (month/year)	Acquisition price ($ in millions)		Gross leasable area (sq. ft.)	Leased percentage at acquisition
Waianae Mall	1/13	$	30	170,300	93[1]
Napili Plaza	5/13		19	45,100	92
Pearl Highlands Center	9/13		142	415,400	98
The Shops at Kukui'ula[2]	9/13		-	78,900	82
Kaneohe Ranch/Harold K.L. Castle Foundation Portfolio[3]	12/13		373	386,200 + 51 acres ground leased to third parties and improved with 760,000 sq. ft.	98
Total		**$**	**564**	**1,095,900**	

Property disposed in 2013	Disposition date (month/year)	Disposition price (in millions)		Gross leasable area (sq. ft.)	Leased percentage at disposition
Northpoint Industrial	1/13	$	15	119,400	100
Centennial Plaza	9/13		15	244,000	100
Issaquah Office Center	9/13		22	146,900	100
Republic Distribution Center	10/13		20	312,500	100
Industrial Portfolio	12/13		165	2,604,400	99
Activity Distribution Center	12/13			252,300	100
Heritage Business Center	12/13			1,316,400	98
Savannah Logistics Park	12/13			1,035,700	100
Retail Portfolio	12/13		101	485,800	88
Broadlands Marketplace	12/13			103,900	90
Meadows on the Parkway	12/13			216,400	82
Rancho Temecula Town Center	12/13			165,500	95
Total		**$**	**338**	**3,913,000**	

1 79 percent occupied at closing on 1/23/13. Lease signed prior to closing, but effective on 2/1/13, brought occupancy up to 93 percent.
2 In November 2013, A&B refinanced and acquired The Shops at Kukui'ula. The Shops were originally developed in 2009 through a joint venture as part of the amenities for the Kukui'ula resort.
3 Portfolio is reported in five categories: Kailua Industrial/Other, Kailua Grocery Anchored, Kailua Retail Other, Kailua ground leases and Other Oahu ground leases.

42

LEASE RENEWAL ANALYSIS

The weighted average lease terms of our Hawaii and Mainland portfolios are 77 and 106 months, respectively, for a portfolio average lease term of 83 months. The weighted average remaining lease terms for the Hawaii and Mainland portfolios are 38 and 61 months, respectively, for a portfolio average remaining lease term of 43 months. The following Table 16 details portfolio lease expirations by year.

TABLE 16
IMPROVED PROPERTY LEASE EXPIRATIONS
December 31, 2014

Expiration year	Number of leases	Sq. ft. of expiring leases	Percentage of total leased GLA[1]	Annual gross rent expiring[1] ($ in millions)	Percentage of total annual gross rent	Percentage renewed or re-leased	Percentage change in annual gross rent on renewed leases
2013		699,317				82.0	17.0
2014		369,088				51.0	13.0
2015	184	713,192	15.3	10.5	13.5		
2016	158	930,594	19.9	11.3	14.5		
2017	156	815,409	17.5	13.6	17.5		
2018	76	570,792	12.2	7.3	9.4		
2019	84	450,061	9.6	10.7	13.8		
2020	39	362,210	7.8	6.6	8.5		
2021	15	224,285	4.8	4.6	5.9		
2022	13	69,277	1.5	1.8	2.3		
2023	20	128,251	2.8	2.1	2.7		
2024	13	136,936	2.9	3.5	4.5		
2025	8	15,775	0.3	0.7	0.9		
Thereafter	18	249,527	5.4	5.1	6.5		
Total	**784**	**4,666,309**	**100.0**	**$ 77.8**	**100.0**		

GROUND LEASE EXPIRATIONS
December 31, 2014

Expiration year	Annual gross rent expiring ($ in millions)	Percentage of total annual gross rent
Month-to-month	0.8	6.7
2015	0.8	6.7
2016	0.8	6.7
2017	0.2	1.7
2018	0.3	2.5
2019	0.3	2.5
2020	0.8	6.7
2021	0.7	5.8
2022	0.3	2.5
2023	0.5	4.1
2024	-	-
2025	-	-
Thereafter	6.5	54.1
Total	**12.0**	**100.0**

1 Annual gross rent means the annualized base rent amounts of expiring leases and includes improved properties only.
Note: Totals do not include month to month leases.

43

PORTFOLIO CONCENTRATIONS 44 TABLE 17 TENANT CONCENTRATIONS AS OF 12 / 31 / 14 Largest Tenants (In - Service Properties) Based Upon Annualized Gross Revenue 1 Annualized GAAP revenue for the indicated period, excluding FASB straight - line adjustments and percentage rent. Tenant Primary industry Lease expiration year Annualized gross revenue 1 Percentage of annual gross revenue GLA (sq. ft.) Percentage of total GLA Sam's Club Warehouse Club 2021 4,343,549$ 4.0 180,908 3.5 CVS Corporation Drug Store / Pharmacy 2019, 2024, 2028 3,289,480 3.0 113,630 2.2 United Healthcare Services, Inc. Healthcare Plans 2019 2,500,560 2.3 108,100 2.1 Foodland Super Market, Ltd. Supermarket & Grocery Store 2017, 2018, 2020, 2031 2,100,918 1.9 91,929 1.8 International Paper Paper Packaging/Distribution 2016, 2018 1,752,672 1.6 406,041 7.9 24 Hour Fitness USA, Inc. Health Club 2024 1,653,570 1.5 45,870 0.9 Teleperformance USA Call Center/Communications 2020 1,450,392 1.4 92,036 1.8 Whole Foods Market, Inc. Supermarket & Grocery Store 2032 1,348,887 1.3 31,647 0.6 Union Bank, N.A. Banking 2015, 2017 1,329,470 1.2 84,044 1.7 Ross Dress for Less Apparel Store 2019 1,230,560 1.1 35,308 0.7 Total 21,000,058$ 19.3 1,189,513 23.2

HAWAII COMMERCIAL PROPERTY INFORMATION SHEETS RETAIL Gateway at Mililani Mauka 47 Kahului Shopping Center 47 Kailua Grocery Anchored 48 Kailua Retail Other 48 Kaneohe Bay Shopping Center 49 Kunia Shopping Center 49 Lahaina Square 50 Lanihau Marketplace 50 Napili Plaza 51 Pearl Highlands Center 51 Port Allen Marina Center 52 The Shops at Kukui’ula 52 Waianae Mall 53 Waipio Shopping Center 53 45 Note: NOI is provided for each of the properties in the following information sheets. Refer to Table 14 on page 40 for a sta tem ent about Management’s use of non - GAAP financial measures and required reconciliations.

HAWAII COMMERCIAL PROPERTY INFORMATION SHEETS INDUSTRIAL Kailua Industrial Other 54 Kakaako Commerce Center 54 Komohana Industrial Park 55 P&L Building 55 Port Allen 56 Waipio Industrial 56 OFFICE Gateway at Mililani Mauka South 57 Judd Building 57 Kahului Office Building 58 Kahului Office Center 58 Lono Center 59 Maui Clinic Building 59 Stangenwald Building 60 GROUND LEASES Kailua 61 Other Oahu 61 46 Note: NOI is provided for each of the properties in the following information sheets. Refer to Table 14 on page 40 for a sta tem ent about Management’s use of non - GAAP financial measures and required reconciliations.

REAL ESTATE LEASING – HAWAII RETAIL GATEWAY AT MILILANI MAUKA KAHULUI SHOPPING CENTER TYPE Retail LOCATION Oahu ACQUISITION DATE December 29, 2011 ACQUISITION PRICE $8.2 million 47 DATES CONSTRUCTED 2008, 2011, 2013 OCCUPANCY AT 12/31/14 87% GLA (IN SQ.FT.) 18,900 ($ in thousands) 2014 2013 2012 Gross Revenue 1,240 611 422 NOI 766 387 273 Capital Improvements 508 1 5,375 1 5 Average Occupancy (%) 87 97 100 TOP TENANTS Starbucks Subway Domino’s Pizza Rise + Shine Café TYPE Retail LOCATION Maui DEVELOPMENT DATE 1951 OCCUPANCY AT 12/31/14 99% GLA (IN SQ.FT.) 47,200 ($ in thousands) 2014 2013 2012 Gross Revenue 953 841 773 NOI 479 377 330 Capital Improvements 103 15 - Average Occupancy (%) 99 91 83 TOP TENANTS Ah Fook’s Market Asian Cuisine Ichiban Restaurant 1 Includes development costs of an additional building and capital improvements

REAL ESTATE LEASING – HAWAII RETAIL KAILUA GROCERY ANCHORED KAILUA RETAIL OTHER TYPE Retail LOCATION Oahu ACQUISITION DATE December 20, 2013 ACQUISITION PRICE See Table 15 48 DATES CONSTRUCTED 1958 - 2012 OCCUPANCY AT 12/31/14 96% GLA (IN SQ.FT.) 189,200 PROPERTIES 4 ($ in thousands) 2014 2013* 2012 Gross Revenue 8,712 244 n/a NOI 5,514 189 n/a Capital Improvements 442 - n/a Average Occupancy (%) 96 98 n/a TOP TENANTS California Pizza Kitchen Foodland Longs Drug Store Pier 1 Imports Times Supermarket Whole Foods TYPE Retail LOCATION Oahu ACQUISITION DATE December 20, 2013 ACQUISITION PRICE See Table 15 DATES CONSTRUCTED 1947 - 2014 OCCUPANCY AT 12/31/14 96% GLA (IN SQ.FT.) 127,000 PROPERTIES 11 ($ in thousands) 2014 2013* 2012 Gross Revenue 5,409 159 n/a NOI 3,103 120 n/a Capital Improvements 327 - n/a Average Occupancy (%) 96 95 n/a TOP TENANTS Boots and Kimos Buona Sera Italian Restaurant Fatboy's Island Snow Jamba Juice Kailua Sailboards & Kayaks Kalapawai Cafe & Deli Peet's Coffee Starbucks * Acquired December 20, 2013 * Acquired December 20, 2013

REAL ESTATE LEASING – HAWAII RETAIL KANEOHE BAY SHOPPING CENTER KUNIA SHOPPING CENTER TYPE Retail LOCATION Oahu ACQUISITION DATE June 8, 2001 ACQUISITION PRICE $13.3 million (leasehold) 49 DATE CONSTRUCTED 1971, renovated 2008 OCCUPANCY AT 12/31/14 99% GLA (IN SQ.FT.) 125,100 ($ in thousands) 2014 2013 2012 Gross Revenue 5,006 4,602 4,427 NOI 2,345 1,931 1,791 Capital Improvements 132 122 126 Average Occupancy (%) 99 99 98 TOP TENANTS Brick Oven Pizza Central Pacific Bank First Hawaiian Bank Ichiriki Restaurant Kinkos Longs Drug Store/CVS Safeway Subway Vitamin Shoppe TYPE Retail LOCATION Oahu DEVELOPMENT DATE 1 2004 OCCUPANCY AT 12/31/14 94% GLA (IN SQ.FT.) 60,400 ($ in thousands) 2014 2013 2012 Gross Revenue 3,159 3,148 2,931 NOI 2,225 2,135 1,915 Capital Improvements 37 - 336 Average Occupancy (%) 94 95 95 TOP TENANTS Bank of Hawaii Cole Academy Denny’s Jack In The Box Jamba Juice Starbucks 1 A&B was the original developer of the shopping center.

REAL ESTATE LEASING – HAWAII RETAIL LAHAINA SQUARE LANIHAU MARKETPLACE TYPE Retail LOCATION Maui ACQUISITION DATE November 5, 2010 ACQUISITION PRICE $4.9 million 50 DATE CONSTRUCTED 1973 OCCUPANCY AT 12/31/14 77% GLA (IN SQ.FT.) 50,200 ($ in thousands) 2014 2013 2012 Gross Revenue 1,011 919 833 NOI 567 509 445 Capital Improvements 44 34 30 Average Occupancy (%) 77 68 63 TOP TENANTS Ace Hardware Maui Tacos TYPE Retail LOCATION Hawaii ACQUISITION DATE April 9, 2010 ACQUISITION PRICE $22.5 million DATE CONSTRUCTED 1987 OCCUPANCY AT 12/31/14 91% GLA (IN SQ.FT.) 88,300 ($ in thousands) 2014 2013 2012 Gross Revenue 2,759 2,748 3,090 NOI 1,538 1,583 1,921 Capital Improvements 555 4 218 Average Occupancy (%) 91 89 94 TOP TENANTS Baskin Robbins IHOP Famous Footwear Longs Drug Store/CVS Sack N Save Supercuts Verizon Wireless

REAL ESTATE LEASING – HAWAII RETAIL NAPILI PLAZA PEARL HIGHLANDS CENTER TYPE Retail LOCATION Maui ACQUISITION DATE May 22, 2013 ACQUISITION PRICE $19.2 million 51 DATE CONSTRUCTED 1991 OCCUPANCY AT 12/31/14 90% GLA (IN SQ.FT.) 45,100 ($ in thousands) 2014 2013* 2012 Gross Revenue 1,681 983 n/a NOI 959 591 n/a Capital Improvements 135 17 n/a Average Occupancy (%) 90 91 n/a TOP TENANTS Napili Market Napili Pharmacy Maui Tacos TYPE Retail LOCATION Oahu ACQUISITION DATE September 17, 2013 ACQUISITION PRICE $141.5 million DATE CONSTRUCTED 1992 - 1994 OCCUPANCY AT 12/31/14 95% GLA (IN SQ.FT.) 415,400 ($ in thousands) 2014 2013* 2012 Gross Revenue 18,454 5,400 n/a NOI 9,885 2,788 n/a Capital Improvements 345 26 n/a Average Occupancy (%) 95 98 n/a TOP TENANTS 24 Hour Fitness Buffalo Wild Wings Pier 1 Regal Cinemas Ross Dress for Less Sam's Club * Acquired May 22, 2013 * Acquired September 17, 2013

REAL ESTATE LEASING – HAWAII RETAIL PORT ALLEN MARINA CENTER THE SHOPS AT KUKUI’ULA TYPE Retail LOCATION Kauai DEVELOPMENT DATE 2002 52 OCCUPANCY AT 12/31/14 76% GLA (IN SQ.FT.) 23,600 ($ in thousands) 2014 2013 2012 Gross Revenue 617 597 630 NOI 416 375 421 Capital Improvements - 61 22 Average Occupancy (%) 76 74 77 TOP TENANTS Blue Dolphin Charters Captain Andy’s Holo Holo Charters Kauai Chocolate Company Port Allen Bar & Grill TYPE Retail LOCATION Kauai DEVELOPMENT DATE 2009 OCCUPANCY AT 12/31/14 84% GLA (IN SQ.FT.) 78,900 ($ in thousands) 2014 2013* 2012 Gross Revenue 5,197 1,269 n/a NOI 1,960 494 n/a Capital Improvements 199 - n/a Average Occupancy (%) 84 80 n/a TOP TENANTS Josselin’s Tapas Bar & Grill Living Foods Market Merriman’s Fish House Sunglass Hut Tommy Bahama Tortilla Republic Grill * Acquired September 30, 2013

REAL ESTATE LEASING – HAWAII RETAIL WAIANAE MALL WAIPIO SHOPPING CENTER TYPE Retail LOCATION Oahu ACQUISITION DATE January 22, 2013 ACQUISITION PRICE $29.8 million 53 DATE CONSTRUCTED 1975 OCCUPANCY AT 12/31/14 89% GLA (IN SQ.FT.) 170,300 ($ in thousands) 2014 2013* 2012 Gross Revenue 4,217 4,271 n/a NOI 2,649 2,730 n/a Capital Improvements 2,234 750 n/a Average Occupancy (%) 89 90 n/a TOP TENANTS Bank of Hawaii Burger King Goodyear Jamba Juice Longs/CVS Starbucks TYPE Retail LOCATION Oahu ACQUISITION DATE September 4, 2009 ACQUISITION PRICE $30.9 million DATE CONSTRUCTED 1986 - 2004 OCCUPANCY AT 12/31/14 95% GLA (IN SQ.FT.) 113,800 ($ in thousands) 2014 2013 2012 Gross Revenue 4,357 4,393 4,256 NOI 3,146 3,082 2,989 Capital Improvements 176 - 39 Average Occupancy (%) 95 97 98 TOP TENANTS Aloha Gas Big City Diner Foodland Jack - In - The - Box Outback Steakhouse * Acquired January 22, 2013

REAL ESTATE LEASING – HAWAII INDUSTRIAL KAILUA INDUSTRIAL OTHER KAKAAKO COMMERCE CENTER TYPE Industrial LOCATION Oahu ACQUISITION DATE December 20, 2013 ACQUISITION PRICE See Table 15 54 DATE CONSTRUCTED 1951 - 1974 OCCUPANCY AT 12/31/14 100% GLA (IN SQ.FT.) 68,800 PROPERTIES 6 ($ in thousands) 2014 2013* 2012 Gross Revenue 1,189 37 n/a NOI 629 27 n/a Capital Improvements - - n/a Average Occupancy (%) 100 100 n/a TOP TENANTS Enterprise Rent - A - Car Hamakua Auto Body Kailua General Store Kama’aina Kids Pacific Island Medical TYPE Industrial LOCATION Oahu ACQUISITION DATE December 1 , 2014 ACQUISITION PRICE $39.1 million DATE CONSTRUCTED 1971 OCCUPANCY AT 12/31/14 90% GLA (IN SQ.FT.) 204,400 ($ in thousands) 2014* 2013 2012 Gross Revenue 323 n/a n/a NOI 254 n/a n/a Capital Improvements - n/a n/a Average Occupancy (%) 90 n/a n/a TOP TENANTS Core Hawaii Inc. StorQuest Self Storage * Acquired December 20, 2013 * Acquired December 1 , 2014

REAL ESTATE LEASING – HAWAII INDUSTRIAL KOMOHANA INDUSTRIAL PARK P&L BUILDING TYPE Industrial LOCATION Oahu ACQUISITION DATE July 20, 2010 ACQUISITION PRICE $37.7 million 55 DATE CONSTRUCTED 1990 OCCUPANCY AT 12/31/14 100% GLA (IN SQ.FT.) 238,300 Plus 23.0 acres leased to third - parties ($ in thousands) 2014 2013 2012 Gross Revenue 4,774 4,683 3,997 NOI 3,877 3,797 3,165 Capital Improvements 82 - 135 Average Occupancy (%) 100 100 91 TOP TENANTS Dellew Corporation GP/RM Prestress LLC Simmons Manufacturing S&K Sales Co. TYPE Industrial LOCATION Maui DEVELOPMENT DATE 1970 OCCUPANCY AT 12/31/14 98% GLA (IN SQ.FT.) 104,100 ($ in thousands) 2014 2013 2012 Gross Revenue 1,398 1,274 1,222 NOI 1,125 1,001 974 Capital Improvements 103 9 11 Average Occupancy (%) 98 89 87 TOP TENANTS Alltemp Air Conditioning Company Honsador Lumber Corporation No Ka Oi Self Storage Mary Charles & Associates Maui Laminates

REAL ESTATE LEASING – HAWAII INDUSTRIAL PORT ALLEN WAIPIO INDUSTRIAL TYPE Industrial LOCATION Kauai DEVELOPMENT DATE 1983 - 1993 56 OCCUPANCY AT 12/31/14 96% GLA (IN SQ.FT.) 63,800 ($ in thousands) 2014 2013 2012 Gross Revenue 837 832 799 NOI 629 615 618 Capital Improvements 56 10 46 Average Occupancy (%) 96 99 96 TOP TENANTS Aloha Professional Auto Body Kauai Island Brewing Company KIUC Lappert’s Inc. Paradise Sports Wear TYPE Industrial LOCATION Oahu ACQUISITION DATE March 4, 2009 ACQUISITION PRICE $28.3 million DATE CONSTRUCTED 1988 - 1989 OCCUPANCY AT 12/31/14 98% GLA (IN SQ.FT.) 158,400 ($ in thousands) 2014 2013 2012 Gross Revenue 2,790 2,732 2,532 NOI 2,097 2,041 1,860 Capital Improvements 3 27 73 Average Occupancy (%) 98 96 98 TOP TENANTS Arcadia City & County of Honolulu (EMS ) OfficeMax USC International

REAL ESTATE LEASING – HAWAII OFFICE

GATEWAY AT MILILANI MAUKA SOUTH



TYPE
Office

LOCATION
Oahu

ACQUISITION DATE
June 7, 2012

ACQUISITION PRICE[1]
$11.4 million

DATE CONSTRUCTED
1992, 2006, 2008

OCCUPANCY AT 12/31/14
100%

GLA (IN SQ.FT.)
18,700 – current
18,500 – under development

TOP TENANTS
Allstate
Hawaii State Federal Union
Kumon
Mililani Veterinary
Title Guaranty
Wayland Baptist University

1 Acquisition price includes a 1.2-acre development parcel. See development project information on page 23.

($ in thousands)	2014	2013	2012
Gross Revenue	917	930	511
NOI	723	682	377
Capital Improvements	708*	35*	-
Average Occupancy (%)	100	100	100

* Includes development cost of an additional building and capital improvements

JUDD BUILDING



TYPE
Office

LOCATION
Oahu

ACQUISITION DATE
June 26, 2000

ACQUISITION PRICE
$3.1 million

DATE CONSTRUCTED
1898, renovated 1979

OCCUPANCY AT 12/31/14
64%

GLA (IN SQ.FT.)
20,200

TOP TENANTS
Coffman Engineers
Davis, Levin, Livingston, Grande Attorneys
RIM Architects

($ in thousands)	2014	2013	2012
Gross Revenue	404	443	540
NOI	128	138	221
Capital Improvements	286	199	6
Average Occupancy (%)	64	71	100

57

REAL ESTATE LEASING – HAWAII OFFICE KAHULUI OFFICE BUILDING KAHULUI OFFICE CENTER TYPE Office LOCATION Maui DEVELOPMENT DATE 1974, renovated 1996 58 OCCUPANCY AT 12/31/14 81% GLA (IN SQ.FT.) 59,600 ($ in thousands) 2014 2013 2012 Gross Revenue 2,142 2,160 2,408 NOI 1,214 1,087 1,357 Capital Improvements 1,055 870 27 Average Occupancy (%) 81 81 87 TOP TENANTS Bistro Casanova Central Pacific Bank Hawaii Medical Service Association Morgan Stanley Smith Barney Stifel Nicolas TYPE Office LOCATION Maui DEVELOPMENT DATE 1991 OCCUPANCY AT 12/31/14 88% GLA (IN SQ.FT.) 33,400 ($ in thousands) 2014 2013 2012 Gross Revenue 921 816 1,071 NOI 450 452 707 Capital Improvements 305 302 32 Average Occupancy (%) 88 74 84 TOP TENANTS Finance Factors Hawaiiana Management Tutti Frutti Yogurt

REAL ESTATE LEASING – HAWAII OFFICE LONO CENTER MAUI CLINIC BUILDING TYPE Office LOCATION Maui ACQUISITION DATE January 9, 1991 ACQUISITION PRICE $1.4 million 59 DATE CONSTRUCTED 1973 OCCUPANCY AT 12/31/14 87% GLA (IN SQ.FT.) 13,400 ($ in thousands) 2014 2013 2012 Gross Revenue 502 529 506 NOI 152 227 207 Capital Improvements 19 16 - Average Occupancy (%) 87 85 84 TOP TENANTS Dr. James Hattaway D.C. Hawaii Dental Group U.S. Coast Guard TYPE Office LOCATION Maui ACQUISITION DATE December 1, 2008 DATE CONSTRUCTED 1958, renovated 2010 OCCUPANCY AT 12/31/14 58% GLA (IN SQ.FT.) 16,600 ($ in thousands) 2014 2013 2012 Gross Revenue 465 656 663 NOI 165 321 351 Capital Improvements - 25 17 Average Occupancy (%) 58 89 93 TOP TENANTS Maui Clinic Pharmacy Physical Therapy and Wellness Center

REAL ESTATE LEASING – HAWAII OFFICE STANGENWALD BUILDING TYPE Office LOCATION Oahu ACQUISITION DATE December 10, 1996 ACQUISITION PRICE $2.8 million DATE CONSTRUCTED 1901, renovated 1980 OCCUPANCY AT 12/31/14 91% GLA (IN SQ.FT.) 27,100 ($ in thousands) 2014 2013 2012 Gross Revenue 766 677 645 NOI 365 280 217 Capital Improvements 95 550 251 Average Occupancy (%) 91 84 81 TOP TENANTS Brue Burke McPheeters and Estes Law Firm Leather Sole HonBlue 60

REAL ESTATE LEASING – HAWAII GROUND LEASES KAILUA GROUND LEASES OTHER OAHU GROUND LEASES TYPE Ground Lease LOCATION Oahu ACQUISITION DATE December 20, 2013 61 ACQUISITION PRICE See Table 15 ACRES 28 ($ in thousands) 2014 2013* 2012 Gross Revenue 5,727 147 n/a NOI 4,206 136 n/a TOP TENANTS Napa Genuine Parts Company Fortus Property Group Macy’s, Inc. Windward Ford Pali Lanes, LLC TYPE Ground Lease LOCATION Oahu ACQUISITION DATE December 20, 2013 ACQUISITION PRICE See Table 15 ACRES 23 ($ in thousands) 2014 2013* 2012 Gross Revenue 5,994 181 n/a NOI 4,777 161 n/a TOP TENANTS Bradley Shopping Center Company Servco Pacific Tesoro Hawaii TSM Investments, Inc. WCSC, LLC * Acquired December 20, 2013 * Acquired December 20, 2013

THIS PAGE WAS INTENTIONALLY LEFT BLANK 62

MAINLAND COMMERCIAL PROPERTY INFORMATION SHEETS RETAIL Little Cottonwood Center 64 Royal MacArthur Center 64 Wilshire Shopping Center 65 INDUSTRIAL Midstate Hayes 66 Sparks Business Center 66 OFFICE Concorde Commerce Center 67 Deer Valley Financial Center 67 Gateway Oaks 68 Ninigret Office Park 68 1800 and 1820 Preston Park 69 2868 Prospect Park 69 San Pedro Plaza 70 Union Bank 70 63 Note: NOI is provided for each of the properties in the following information sheets. Refer to Table 14 on page 40 for a sta tem ent about Management’s use of non - GAAP financial measures and required reconciliations.

REAL ESTATE LEASING – MAINLAND RETAIL LITTLE COTTONWOOD CENTER ROYAL MACARTHUR CENTER TYPE Retail LOCATION Sandy, UT ACQUISITION DATE October 26, 2010 ACQUISITION PRICE $20.8 million 64 DATES CONSTRUCTED 1998 - 2008 OCCUPANCY AT 12/31/14 94% GLA (IN SQ.FT.) 141,500 ($ in thousands) 2014 2013 2012 Gross Revenue 2,082 2,075 2,112 NOI 1,368 1,379 1,436 Capital Improvements 97 134 - Average Occupancy (%) 94 94 94 TOP TENANTS Black Bear Restaurant Chase Bank Fresh Market McDonald’s Starbucks TYPE Retail LOCATION Dallas, TX ACQUISITION DATE March 1, 2007 ACQUISITION PRICE $13.5 million DATES CONSTRUCTED 2006 OCCUPANCY AT 12/31/14 98% GLA (IN SQ.FT.) 44,800 ($ in thousands) 2014 2013 2012 Gross Revenue 1,501 1,345 1,229 NOI 920 996 706 Capital Improvements 52 229 195 Average Occupancy (%) 98 100 85 TOP TENANTS Andalous Mediterranean Grill Citibank Five Guys Burgers Jamba Juice La Madeleine Pie Five

REAL ESTATE LEASING – MAINLAND RETAIL WILSHIRE SHOPPING CENTER TYPE Retail LOCATION Greeley, CO ACQUISITION DATE March 19, 1997 ACQUISITION PRICE $2.5 million 65 DATES CONSTRUCTED 1970 OCCUPANCY AT 12/31/14 72% GLA (IN SQ.FT.) 46,500 ($ in thousands) 2014 2013 2012 Gross Revenue 372 346 340 NOI 191 194 190 Capital Improvements - - - Average Occupancy (%) 72 57 57 TOP TENANTS Dollar Tree Kentucky Fried Chicken McDonald’s Sherwin - Williams

REAL ESTATE LEASING – MAINLAND INDUSTRIAL MIDSTATE HAYES SPARKS BUSINESS CENTER TYPE Industrial LOCATION Visalia, CA ACQUISITION DATE Buildings 2/4: November 14, 2008 Buildings 1/3: December 11, 2008 66 ACQUISITION PRICE Buildings 2/4: $19.7M Buildings 1/3: $15.5M DATES CONSTRUCTED 2002 - 2008 OCCUPANCY AT 12/31/14 99% GLA (IN SQ.FT.) 790,200 ($ in thousands) 2014 2013 2012 Gross Revenue 3,509 3,263 3,283 NOI 2,730 2,559 2,443 Capital Improvements 36 17 17 Average Occupancy (%) 99 95 87 TOP TENANTS Coast Distribution International Paper Sarnova TYPE Industrial LOCATION Sparks, NV ACQUISITION DATE December 23, 2002 ACQUISITION PRICE $20.1 million DATES CONSTRUCTED 1996 - 1998 OCCUPANCY AT 12/31/14 98% GLA (IN SQ.FT.) 396,100 ($ in thousands) 2014 2013 2012 Gross Revenue 2,415 2,212 2,319 NOI 1,900 1,695 1,807 Capital Improvements 23 174 318 Average Occupancy (%) 98 98 94 TOP TENANTS BSI Inspectorate America Corp. St. Mary’s Health Group State of Nevada

REAL ESTATE LEASING – MAINLAND OFFICE CONCORDE COMMERCE CENTER DEER VALLEY FINANCIAL CENTER TYPE Office LOCATION Phoenix, AZ ACQUISITION DATE December 22, 2006 ACQUISITION PRICE $24.7 million 67 DATES CONSTRUCTED 1998 OCCUPANCY AT 12/31/14 100% GLA (IN SQ.FT.) 138,700 ($ in thousands) 2014 2013 2012 Gross Revenue 2,895 1,422 2,013 NOI 1,777 133 951 Capital Improvements 86 2,694 2,194 Average Occupancy (%) 100 100 86 TOP TENANTS Fiserv Solutions Jan - Pro United Healthcare Group TYPE Office LOCATION Phoenix, AZ ACQUISITION DATE June 7, 2005 ACQUISITION PRICE $22.3 million DATES CONSTRUCTED 2001 OCCUPANCY AT 12/31/14 76% GLA (IN SQ.FT.) 126,600 ($ in thousands) 2014 2013 2012 Gross Revenue 1,832 1,551 1,505 NOI 729 475 469 Capital Improvements 124 146 585 Average Occupancy (%) 76 75 71 TOP TENANTS Blackboard Campus Viridian Health Management

REAL ESTATE LEASING – MAINLAND OFFICE GATEWAY OAKS NINIGRET OFFICE PARK TYPE Office LOCATION Sacramento, CA ACQUISITION DATE June 14, 2006 ACQUISITION PRICE $12.3 million 68 DATES CONSTRUCTED 1999 OCCUPANCY AT 12/31/14 8 3 % GLA (IN SQ.FT.) 58,700 ($ in thousands) 2014 2013 2012 Gross Revenue 649 567 610 NOI 277 134 162 Capital Improvements 691 - 504 Average Occupancy (%) 83 54 50 TOP TENANTS Fortune Schools IKON Sutter Health Care URS TYPE Office LOCATION Salt Lake City, UT ACQUISITION DATE January 26, 2006 ACQUISITION PRICE $21.4 million DATES CONSTRUCTED 1999 & 2002, renovated 2010 OCCUPANCY AT 12/31/14 96% GLA (IN SQ.FT.) 185,500 ($ in thousands) 2014 2013 2012 Gross Revenue 3,056 3,024 3,117 NOI 1,865 1,834 1,895 Capital Improvements - 394 68 Average Occupancy (%) 96 100 100 TOP TENANTS Silicon Valley Bank Sun Products Teleperformance USA Tetra Tech

REAL ESTATE LEASING – MAINLAND OFFICE 1800 AND 1820 PRESTON PARK 2868 PROSPECT PARK TYPE Office LOCATION Plano, TX ACQUISITION DATE June 30, 2006 ACQUISITION PRICE $24.3 million 69 DATES CONSTRUCTED 1997 - 1998, renovated 2010 OCCUPANCY AT 12/31/14 92% GLA (IN SQ.FT.) 198,800 ($ in thousands) 2014 2013 2012 Gross Revenue 3,551 3,508 3,423 NOI 1,882 1,945 1,821 Capital Improvements 305 1,109 665 Average Occupancy (%) 92 93 89 TOP TENANTS American Flood Research Arrow Electronics CMA TYPE Office LOCATION Sacramento, CA ACQUISITION DATE August 25, 1998 ACQUISITION PRICE $20.6 million DATES CONSTRUCTED 1998, renovated 2008 OCCUPANCY AT 12/31/14 96% GLA (IN SQ.FT.) 162,900 ($ in thousands) 2014 2013 2012 Gross Revenue 2,921 2,452 1,813 NOI 1,677 1,299 587 Capital Improvements 1,298 890 870 Average Occupancy (%) 96 86 68 TOP TENANTS Cisco GEI

REAL ESTATE LEASING – MAINLAND OFFICE SAN PEDRO PLAZA UNION BANK TYPE Office LOCATION San Antonio, TX ACQUISITION DATE June 4, 1998 (office) September 14, 2000 (retail) 70 ACQUISITION PRICE $15.3 million (office) $1.1 million (retail) DATES CONSTRUCTED 1985 OCCUPANCY AT 12/31/14 65% ($ in thousands) 2014 2013 2012 Gross Revenue 2,143 2,328 2,374 NOI 751 969 1,041 Capital Improvements 948 - 1,840 Average Occupancy (%) 65 73 83 GLA (IN SQ.FT.) 163,900 (office) 8,000 (retail) TOP TENANTS Cricket Communications Jim Adler & Associates Reata Real Estate Starbucks Union Pacific Railroad Co. TYPE Office LOCATION Everett, WA ACQUISITION DATE June 7, 2011 ACQUISITION PRICE $10.9 million DATES CONSTRUCTED 1993 & 2008 OCCUPANCY AT 12/31/14 100% GLA (IN SQ.FT.) 84,000 ($ in thousands) 2014 2013 2012 Gross Revenue 1,534 1,525 1,497 NOI 1,374 1,350 1,305 Capital Improvements - - - Average Occupancy (%) 100 100 100 TOP TENANTS Union Bank